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                                                                   EXHIBIT 10.5


                                    FORM OF
                              SEVERANCE AGREEMENT
                              -------------------


         This Severance Agreement is dated _____________ __, 199__, and is between __________ ("Executive") and Graham Packaging Company, a Pennsylvania limited partnership ("Graham").

         Executive and Graham, intending to be legally bound hereby and in consideration of the provisions contained herein, agree that upon a Termination Event (as defined below) Graham shall provide severance benefits (as described below) to the Executive; provided, that Executive signs a Release (as described below) upon such Termination Event; as follows:

         1. Severance Benefits. Upon a Termination Event (as defined in Paragraph 2), Graham or its successor shall pay severance benefits to Executive as follows:

                  (a) Severance Allowance. Graham or its successor shall pay to Executive a severance allowance equal to Executive's then current annual salary (less applicable withholding) over a period of one year. Executive's severance allowance shall be paid to Executive in the normal payroll cycle for similarly situated employees.

                  (b) Bonus Payment. Graham or its successor shall pay to Executive the targeted bonus, if any, that Executive expected to receive had Executive been employed by Graham on the day Executive would have had to be employed to receive the bonus payment for the period in which the Termination Event occurred. However, such targeted bonus will be prorated for the portion of the period occurring prior to Executive's Termination Event. Executive's bonus payment, if any, shall be paid to Executive in a single sum on the date the bonus payment would have been paid to Executive had Executive remained employed by Graham.

                  (c) Vacation Days. Graham or its successor shall pay to Executive the cash value of Executive's earned, unused vacation days as of the date of Executive's Termination Event.

                  (d) Group Health and Group Life Insurance. Graham or its successor shall provide Executive with the group health insurance and group life insurance that Executive was entitled to as of the date of Executive's Termination Event, for a period of one year. Executive's contributions for such coverage will be the same as those of similarly situated employees and will be deducted from Executive's severance allowance.

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                                                                              2

         2. Termination Event

                  (a) A Termination Event shall be deemed to have occurred if, during the three-year period after the date of a Change in Control (as defined in Paragraph 3 below), Executive ceases to be employed by Graham or its successor (referred to jointly as "Graham") for any of the following reasons:

                     (1) Executive's death, retirement at or after age 65, or total disability (entitling him to benefits under Graham's long-term disability plan);

                     (2) Except as provided in (b) below, Graham terminates Executive's employment; or

                     (3) After Executive gives Graham written notice of one or more of the following events and Graham fails to cure the event(s) during the 30-day period following Graham's receipt of such notice, Executive terminates his employment with Graham as a result of any of the following events:

                            (i) Executive's position is materially and adversely changed (without his consent) from his position as of the Change in Control;

                            (ii)   Executive is assigned duties and
                                   responsibilities (without his consent) that are inconsistent in a material respect with the scope of duties and responsibilities associated with his position as of the Change in Control;

                            (iii) Executive is directly requested by the person to whom the Executive directly reports to commit an unethical, dishonest, or illegal act of a material nature, knowing that such act is unethical, dishonest, or illegal (provided that whether the act cited by Executive is in fact unethical or dishonest shall be determined by the Chief Executive Officer of Graham in his sole discretion);

                            (iv) Executive's annual salary rate as in effect on the day before the Change in Control is reduced; or

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                                                                              3

                            (v) Graham requires Executive to be based at an office which is more than 50 miles further from Executive's residence than Executive's office on the day before the Change in Control (other than travel reasonably required in the performance of Executive's responsibilities).

                  (b) Notwithstanding (a) above, Executive's termination of employment will not be considered a Termination Event for purposes of this Agreement if one of the following applies:

                     (1) Executive's employment with Graham is involuntarily terminated due to Executive's continuing refusal to perform his duties or to follow a lawful direction of Graham, provided the performance of such duties or the following of such lawful direction would not result in an event described in (a)(3)(i) or (ii) above;

                     (2) Executive's employment with Graham is involuntarily terminated due to Executive's intentional act or acts of dishonesty which Executive intended to result in his personal, more-than-immaterial enrichment;

                     (3)    prior to the occurrence of an event described in
                            (a)(3)(i) through (v) above, Executive's employment with Graham is involuntarily terminated due to Executive's documented willful malfeasance or willful misconduct in connection with his employment or Executive's documented willful and deliberate insubordination;

                     (4) Executive's employment with Graham is involuntarily terminated because Executive is convicted of a felony;

                     (5) Executive's employment with Graham is terminated, but during the seven calendar days after such termination, Executive is offered (and declines) employment by the buyer of the entire business (or substantially all of the business) of Graham, on substantially the same terms (including this Agreement) as Executive's employment on the day before such termination; or

                     (6)    any other voluntary termination not described in
                            (a) above.

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                                                                              4

         3. Change in Control. A Change in Control shall be deemed to have occurred when the beneficial ownership of 50 percent or more of the GP(LP) Group (as defined below), or when 50 percent or more of the GP(LP) Group's business and assets, is sold or otherwise transferred to any person(s) other than (i) Donald C. Graham or his descendants (natural and adopted) or their spouses or (ii) a business entity controlled by Donald C. Graham.

            For purposes of this Severance Agreement, the term "GP(LP) Group" shall mean, in the aggregate, Graham and any of its subsidiaries, including those whose principal offices are located in North, Central, and South America, Europe, and Asia. The term "GP(LP) Group," as of the date of this Severance Agreement, consists of Graham, Graham Packaging Canada Limited, Graham Packaging Poland, L.P., Masko Graham Spolka, z.o.o., Graham Packaging Holdings I, Graham Recycling Company, Graham Packaging France Partners, Graham Packaging France Holding, S.A., Graham Packaging France, S.A., Graham Packaging Italy, Srl, SIP, Srl, Lido Plast-Graham, Graham Packaging Latin America, LLC, Graham Brasil Paricipacoes Ltda., and Graham Packaging do Brasil, S.A.

         4. Payments After Death. If any portion of Executive's severance benefits under Paragraph 1(a) and (b) remain unpaid at Executive's death, the remaining amount shall be paid in a single sum to the beneficiary Executive most recently designated with respect to this Agreement. In the event no such beneficiary has been designated or survives Executive, Executive's most recent beneficiary designation with respect to the group life insurance provided by Graham shall govern.

         5. Release. Upon a Termination Event, prior to the payment of Executive's severance benefits and as consideration for such benefits, Executive, for himself, his executors, administrators, heirs, and assigns, shall sign a release (the "Release") in which Executive shall:

                  (a) agree that no charge, complaint, claim, or lawsuit of any kind will be filed in connection with any claim released by the Release against Graham, its successors, parents, subsidiaries, and affiliates, incorporated and unincorporated, past and present, and each of them, as well as its and their directors, officers, agents, servants, and employees, past and present, and each of them (all collectively referred to as "Releasees"); and

                  (b) acknowledge full and complete satisfaction of, and release and discharge Releasees from, any and all claims, demands, and causes of action of whatever kind or nature, whether known or unknown to, or suspected or unsuspected by, Executive, which Executive at the time of the Release owns or holds or has at any time owned or held against any

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                                                                              5

                            Releasee(s) arising out of or by reason of Executive's employment or termination of employment due to a Change in Control.

The Release shall include, but shall not be limited to, claims under the Age Discrimination in Employment Act of 1967, as amended ("ADEA"). The Release shall not, however, preclude Executive's right to pursue any claims arising (i) under this Agreement or (ii) under any benefit programs in which Executive has accrued any rights which arise on, or after, the date the Release is executed.

         6.       Noncompetition and Nondisclosure Requirements

                     (a) Noncompetition. Executive covenants that he will not (i) directly or indirectly own, manage, operate, control, advise, participate in, become a proprietor, partner, director, officer, or employee of, provide services to, or become financially interested in, any business (other than solely by virtue of the ownership of less than five percent of any class of publicly traded securities) competitive with the business of Graham or any of its affiliates (the "Companies") as of the date this Agreement is executed, or (ii) engage or participate in any effort or act to induce any of the customers or employees of Graham to take any action which might be disadvantageous to the Companies.

                     (b) Nondisclosure. Executive covenants that he will not (other than in the good faith performance of his services to Graham before Executive's termination of employment) disclose or make known to anyone other than employees of the Companies, or use for the benefit of himself or any other person, firm, operation, or entity unrelated to the Companies; any knowledge, information, or materials, whether tangible or intangible, belonging to the Companies, about their products, services, know-how, customers, business plans, or financial, marketing, pricing, compensation, and other proprietary matters relating to the Companies. On or before Executive's termination of employment with Graham, Executive shall promptly deliver to Graham or to any affiliate designated by Graham any and all tangible, confidential information in his possession.

                     (c) Remedies for Breach. If Executive breaches the covenant set forth in (a) above and/or the covenant set forth in (b) above, Executive's employment with Graham and/or Graham's obligation to make the payments described herein shall

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                                                                              6



                            terminate at Graham's option. In addition, Executive expressly acknowledges that damages alone will be an inadequate remedy for any breach or violation of (a) and/or (b) above and that Graham, in addition to all other remedies, shall be entitled as a matter of right to equitable relief, including injunctions and specific performance, in any court of competent jurisdiction. If any of the provisions of (a) or (b) above are held to be in any respect unenforceable, then they shall be deemed to extend only over the maximum period of time, geographic area, or range of activities as to which they may be enforceable against Executive.

         7. Severance Benefits Not Funded. Any severance benefits paid pursuant to this Agreement will be paid out of the general funds of Graham. Executive shall not have any secured or preferred interest by way of trust, escrow, lien, or otherwise in any specific assets. Executive's rights shall be solely those of an unsecured general creditor of Graham.

         8. Assignment of Benefit Prohibited. No severance benefits under this Agreement shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process.

         9. Claims. If Executive believes he may be entitled to benefits under this Agreement that have not been received, or if he is in disagreement with any determination that has been made, Executive should follow this procedure:

            (a) Making a Claim. Executive must make all claims for severance benefits under this Agreement in writing to a person (the "Claims Coordinator") named by Graham to receive claims under this Agreement. The Claims Coordinator will approve or disapprove each claim within 90 days following his receipt of the necessary information, unless special circumstances require more time. If more time is required, written notice of the extension will be forwarded to Executive before the extension begins. In no event will the extension exceed 180 days after the Claims Coordinator receives Executive's claim. If the Claims Coordinator takes no action on a claim within the time periods described above, the claim will be considered denied.

            If the Claims Coordinator denies Executive's claim for severance benefits, Executive will be notified in writing and told about Executive's right to a review of the decision by Graham. The notice will also tell Executive --

              o      the specific reason for the denial;

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                                                                              7

              o the specific provision(s) of this Agreement on which the denial is based;

              o any additional material or information necessary to make Executive's claim, and why such material or information is necessary; and

              o      about this Agreement's claims review procedure.

             (b) Requesting Review of a Denied Claim. If Executive's claim for severance benefits is denied, Executive may ask in writing for a review of the decision by Graham. Executive's appeal must be made within 60 days after he receives written notice of the denial, as described above. Executive's appeal must be submitted in writing within the 60-day period and must --

              o      request a review of Executive's claim by Graham;

              o set forth all of the grounds upon which Executive's request for review is based and any facts in support of it; and

              o set forth any issues or comments which Executive believes are important for the appeal.

                     Graham will act upon Executive's appeal within 60 days after receiving it, unless special circumstances require more time. If more time is required, written notice of the extension will be forwarded to Executive before the extension begins. In no event will the extension exceed 120 days after Graham receives Executive's appeal.

                     Graham will make a full and fair review of Executive's appeal and will make an independent determination of Executive's eligibility for severance benefits under this Agreement. The decision of Graham on any claim for severance benefits is final and conclusive.

                     If Graham denies Executive's appeal, it will give Executive written notice of the decision setting forth the specific reasons for the denial and making specific reference to the provision(s) of this Agreement on which the decision was based.

         10. Confidentiality. The terms of this Agreement are confidential. Executive shall not disclose in any way this Agreement or any of its terms to any person other than his spouse; his legal counsel, accountant, financial adviser, or superior to whom he directly reports; William H. Kerlin, Jr.; or Donald C. Graham or a member of Donald C. Graham's family.

         11. Governing Law. This Agreement is made and entered into in the Commonwealth of Pennsylvania, and except as provided in

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                                                                              8

Paragraph 5, at all times and for all purposes shall be interpreted, enforced, and governed under its laws.

         12. Entire Agreement; Amendment. This Agreement contains the entire agreement between Executive and Graham as to payments to be made to Executive upon a Termination Event. Any amendment to this Agreement must be in writing, must be signed by both Graham and Executive, and must be consented to in writing by the "Graham Partners," as such term is defined in the Agreement and Plan of Recapitalization, Redemption and Purchase entered into by and among Graham et al. as of December 18, 1997.

         13. Successor Employer. In the event of the dissolution, merger, consolidation, or reorganization of Graham, or the sale of the entire (or substantially all of the) business of Graham, this Agreement shall be continued by Graham's successor. The successor shall assume all liabilities under this Agreement and shall have the powers, duties, and responsibilities of Graham under this Agreement.

         IN WITNESS WHEREOF, the persons named below have signed this Severance Agreement as of the date first set forth above.

ATTEST:                                    GRAHAM PACKAGING COMPANY
                                           By:  Graham Packaging Corporation,
                                                  Its General Partner



By:
   -----------------------------

--------------------------------
Title:
      --------------------------

WITNESS:                                             EXECUTIVE

--------------------------------

--------------------------------

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                                                                              9

                                   APPENDIX A
                                   ----------

                            BENEFICIARY DESIGNATION


         This Beneficiary Designation is for Executive's use under this Severance Agreement to name a beneficiary for the amount payable to Executive under this Agreement. Executive should complete a Beneficiary Designation, sign and date it, and return it to Graham Packaging Company.

         Beneficiary Election. I understand that in the event of my death before I receive the entire amount payable under this Agreement (if any), the remaining amount will be paid in a single sum to the beneficiary designated by me below or, if none or if my designated beneficiary predeceases me, to my most recent beneficiary designated with respect to the group life insurance provided by Graham Packaging Company. I further understand that the last beneficiary designation filed by me during my lifetime under this Agreement cancels all prior beneficiary designations previously filed by me under this Agreement.

         I hereby designate _____________ [insert name], residing at __________ [insert address], whose Social Security number is ______________, as my beneficiary.


---------------------------------

---------------------------------
Signature of Participant           Date


ATTEST:                                      ACCEPTED:

                                             GRAHAM PACKAGING COMPANY


-----------------------------------
By:
   --------------------------------
Secretary                                    President

                                             ---------------------------------
                                             Date



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                                                                             10

                                   APPENDIX B
                                   ----------

                   ADDITIONAL INFORMATION REQUIRED UNDER THE
          EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED


Type of Agreement

         This Agreement is a severance pay employee welfare benefit plan. This Agreement is not an employee pension benefit plan.

Sponsor

         The name, address, phone number, and federal employer identification number ("EIN") of the employer sponsoring this Agreement are:

                            Graham Packaging Company
                            110 East Princess Street
                                 York, PA 17405

                            Telephone: 717-849-8500

                                EIN: 23-2553000

Administrator

         This Agreement is administered by Graham Packaging Company. Communications addressed to the Administrator should be sent to the above address.

Service of Legal Process

         The President of Graham Packaging Company is designated as the agent for service of legal process with respect to this Agreement.

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                                                                             11


                          SEVERANCE AGREEMENT PARTIES


Roger Prevot
G. Robinson Beeson
Scott Booth
John Hamilton
Alex Everhart
Geoffrey Lu
Phil Yates